               NON-QUALIFIED STOCK OPTION AGREEMENT
                             UNDER THE
              ANGELICA CORPORATION STOCK OPTION PLAN
                    ---------------------------


     Angelica Corporation, a Missouri corporation (the "Company") and the person designated in Section 1 below (the "Optionee"), hereby agree as follows:

     Section 1.  Basic Terms.
     ---------   -----------

Name of Optionee:                                      -----------------------------

Social Security Number of Optionee:                    -----------------------------

Number of Shares Subject to Option:                    -----------------------------

Option Price/Base Price Per Share:                     $----------------------------

Grant Date of Option:                                  -----------------------------

Expiration Date of Option:                             -----------------------------


Table Regarding  Exercisability, SARs and Cash Features (see
Sections 4 and 6):

                        Date of
Lot    Number            First          SARs Granted   Cash Features
No.  of Shares      Exercisability      (# or NONE)     (# or NONE)
- ---  ---------      --------------      ------------   -------------
1    ---------      --------------      ------------   -------------
2    ---------      --------------      ------------   -------------
3    ---------      --------------      ------------   -------------
4    ---------      --------------      ------------   -------------
5    ---------      --------------      ------------   -------------

Is the grant conditioned on Shareholder Action?  YES ----  NO ------

If YES, the Action Date referred to in Section 18 is: --------------

     Section 2.  Entire Agreement.  This Agreement consists of the
     ---------   ----------------
provisions set forth on this cover page and the further provisions set forth on the following pages. The Optionee represents that he or she has read and understood such further provisions, which are binding on the parties as if set forth on this cover page.

     IN WITNESS WHEREOF, the parties have executed this Non-Qualified Stock Option Agreement in duplicate as of the Grant Date.

ANGELICA CORPORATION


By:----------------------------         ----------------------------
     Chairman and CEO                             Optionee

     Section 3.  Grant of Option.  In conformity with the Angelica
     ---------   ---------------
Corporation Stock Option Plan (as amended on or before the Grant
Date) (the "Plan"), and pursuant to the authorization of the Compensation and Organization Committee (the "Committee") charged with the administration of the Plan, the Company hereby irrevocably grants to the Optionee the right and option (the "Option"), which is a "Non-Qualified Stock Option" as defined in the Plan and not an "incentive stock option" under Section 422 of the Internal Revenue Code (as amended), to purchase all or any part of that number of shares of the Company's common stock par value $1 per share (which may be either treasury shares or authorized but unissued shares) set forth in Section 1 above, upon the terms and conditions set forth herein. This Agreement is entered into as of the "Grant Date" specified in Section 1, the date the Committee has granted the Option to the Optionee.

     Section 4.  Grant of SARs.  In conformity with the Plan, and
     ---------   -------------
pursuant to the authorization of the Committee, the Company hereby irrevocably grants to the Optionee the stock appreciation rights ("SARs"), if any, as set forth in the table in Section 1. Such SARs, if any, shall have the Cash Features (described in Section 7 below), if any, as set forth in the table in Section 1. Any grant of an SAR, with or without a Cash Feature, shall be subject to the terms and conditions of this Agreement. Any failure in the table in Section 1 to specify the number of SARs granted, or the number of SARs having a Cash Feature, shall be deemed the equivalent of specifying "NONE" in such table.

     SARs and/or Cash Features may be added pursuant to the Plan after the Grant Date, with the Optionee's consent, by executing the SAR/Cash Feature Amendment attached to this Agreement.

     Section 5.  Purchase Price of Option and Base Price of SARs.
     ---------   -----------------------------------------------
The purchase price per share of the common stock covered by the Option, and the Base Price of any SARs granted in connection with the Option, shall be the "Option Price/Base Price" specified in Section
1 above.

     Section 6.  Term and Exercise of Option and SARS.  The term of
     ---------   ------------------------------------
the Option shall be for a period which begins on the Grant Date and ends on the "Expiration Date" specified in Section 1 above, subject to complete extinguishment as provided in Section 18 and to earlier termination as provided in Sections 7 and 8; notwithstanding the Expiration Date so specified, in no event shall the Option be exercisable after the expiration of ten years from the Grant Date. The term of all SARs shall be concurrent with the term of the Option, except that SARs added after the Grant Date of the Option shall have their own later grant date. If the Option expires or terminates hereunder for any reason, the SARs likewise shall expire or terminate automatically.

     During the term of the Option, subject to Sections 17 and 18, the Optionee or Post Death Representative (as applicable) shall have the right to exercise the Option as follows: all or any part of the shares comprising each "Lot" of shares specified in the table in
Section 1 may be purchased at the Option Price at any time on or after the "Date of First Exercisability" specified in such table for that Lot. SARs may be exercised only at such time or times and to the extent, but only to the extent, that the Option may be exercised (whether pursuant to Section 1, Section 17, or any other provision herein), and in any case only in conformity with the provisions of
Section 7 below.

     Subject to the provisions of Section 8 and 9 below, the Optionee or Post Death Representative (as applicable) may exercise the Option or SARs (if any) only if Optionee has been an employee or director of the Company or of a parent or any subsidiary thereof at all times beginning with the Grant Date of the Option and ending on the day three months before the date of such exercise, or, if the Optionee is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code, as amended [the "Code"]), during the period ending on the day one year before the date of such exercise. The Option shall not, however, be affected by any change of duties or position of Optionee so long as Optionee continues to be an employee or director of the Company or of a parent or subsidiary thereof.

     Section 7.  SARs and Cash Features.
     ---------   ----------------------

     (a)  Definitions of Certain Terms.
          ----------------------------

          "Cash Percentage" means the percentage from zero to 100% determined by the Committee from time to time pursuant to the Plan.

          "Fair Market Value" means the mean between the highest and lowest selling prices of the Company's common stock on the New York Stock Exchange - Composite Tape on the appropriate valuation date.

          "Reporting Person" means an Optionee who is required to file statements relating to his or her beneficial ownership of the Company's common stock with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended from time to time.

          "Rule 16b-3" means Rule 16b-3 promulgated and amended from time to time by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          "Spread" means (1) the difference obtained by subtracting the Base Price of an SAR (see Section 4) from the Fair Market Value of a share of the Company's common stock on the exercise date of the SARs, multiplied by (2) the number of SARs being exercised.

          "Window Period" means the period as defined from time to time in paragraphs (e)(3)(iii) and (e)(1)(ii) of Rule 16b-3, or the corresponding paragraphs of any successor to Rule 16b-3.

     (b)  Exercise of SARs Generally.
          --------------------------

          (i)  During the term of the SARs, the Optionee or Post
     Death Representative, as applicable, may elect to exercise all or part of his or her SARs which are then presently exercisable in lieu of all or a corresponding part of the Option.

          (ii) If the Option is exercised in whole or part, all or a corresponding number of SARs shall terminate automatically. If SARs are exercised, a corresponding number of shares covered by the Option shall terminate automatically.

          (iii) Any attempted exercise of an SAR by an Optionee in contravention of this Section 7, Section 8 of the Plan, the Committee's rules authorized under the Plan, or (in the case of a Reporting Person) Rule 16b-3, shall be null and void.

          (iv) If the Optionee is or becomes a Reporting Person, this Section 7 and the other provisions of this Agreement relating to SARs shall be interpreted and applied so as to conform with the requirements and limitations of Rule 16b-3, as amended from time to time. Any amendment to or new interpretation of Rule 16b-3 which creates or makes more restrictive one or more limitations shall automatically, upon becoming effective, apply to exercises of SARs by the Optionee, if a Reporting Person, whether or not this Section 7 or such other provisions are formally amended and conformed to Rule 16b-3 at that time. Any amendment to or new interpretation of Rule 16b-3 which eliminates or relaxes any such limitations shall apply to such exercises only after this Section 7 or such other provisions are formally amended, provided that any such amendment hereof may be applied retroactively to the date of any such amendment to Rule 16b-3. As used in this paragraph, the term "interpretation" refers to an official interpretation of the Securities and Exchange Commission or its staff or any court of competent jurisdiction.

          (c)  Exercise of SARs Having No Cash Feature.  The number
               ---------------------------------------
     of shares of the Company's common stock deliverable upon the optionee's exercise of SARs having no Cash Feature is determined by dividing

               (i)  the Spread on the SARs being exercised by

               (ii)  the Fair Market Value of a share of the
               Company's common stock on the exercise date.

     If the number of shares so determined includes a fraction of one-half or more, the number shall be raised to the next highest whole number, but if the fraction is less than one-half, the fraction shall be disregarded.

     (d)  Exercise of SARs Having a Cash Feature.
          --------------------------------------

          (i) Except as provided in paragraph (ii) below, if SARs having a Cash Feature ("Cash Feature SARs") are exercised, the Optionee shall be paid in cash for that number of Cash Feature SARs equal to the Cash Percentage in effect on the exercise date multiplied by the number of Cash Feature SARs being exercised. Any remaining Cash Feature SARs being exercised on such exercise date shall be paid in stock.

          (ii) If Cash Feature SARs are exercised outside of a Window Period and the Optionee is a Reporting Person on the exercise date, such SARs shall be paid solely in stock.

          (iii) If Cash Feature SARs are paid in cash as provided above, the Optionee shall receive cash equal to the Spread on such SARS.

          (iv) If Cash Feature SARs are paid in stock as provided above, the Optionee shall receive the number of shares determined by applying paragraph (c) of this Section 7 to such SARs.

          (v) Notwithstanding any other provision of this Agreement, Cash Feature SARs and the Option (if a Cash Feature is granted) shall not be exercised during the first six months of their respective terms, except that this limitation shall not apply in the event death or disability of the Optionee occurs prior to the expiration of the six-month period.

          (vi) If the Optionee is a Reporting Person and his or her SARs have a Cash Feature, and the Option is exercised during a Window Period, then the Cash Percentage then in effect shall be deemed to be zero. Nothing in this paragraph shall prohibit any SAR from being exercised during a Window Period.

          (vii) Optionee acknowledges and agrees that the Committee may change the Cash Percentage from time to time in its sole discretion, and that Optionee shall have no vested or enforceable interest in any Cash Feature or any rules or determinations of the Committee relating thereto.

     Section 8.  Termination of Employment or Directorship.  If
     ---------   -----------------------------------------
Optionee's employment is terminated, the Option and any SARs (and any other options or stock appreciation rights held by Optionee under the
Plan), to the extent not previously exercised, shall terminate forthwith, provided however that the Committee may, in its discretion, extend the date of expiration to a date which shall not in any case be later than three (3) months after the date of the Optionee's Termination of Employment or the expiration date specified in the Optionee's Option Agreement, whichever is earlier, provided however, that if the Termination of Employment is due to a disability (as defined in Code Section 23(e)(3)) of the Optionee, then all Options granted to the Optionee under the Plan shall expire the earlier of (i) the expiration date specified in the Optionee's Option Agreement or (ii) the date which is one (1) year after the date of such Termination of Employment, and provided further that if the Termination of Employment is due to Normal or Early Retirement, then all options granted to the Optionee under the Plan shall expire the earlier of (i) the expiration date specified in the Optionee's Option Agreement or (ii) two (2) years after the date of such Termination of Employment, in the case of Non-Qualified Stock Options.

     Section 9.  Death of Optionee.  If there is a termination of
     ---------   -----------------
Employment of an Optionee due to the death of the Optionee, or if an Optionee's death occurs within three (3) months after the date of the Optionee's Termination of Employment and prior to the expiration of an Option, then such Option shall expire on the earlier of (i) the expiration date specified in the Optionee's Option Agreement or (ii) the date immediately preceding the date which is eighteen (18) months after the date of the Optionee's death, and the Option and any SARs may be exercised by the executor or administrator of Optionee's estate or by the person or persons to whom Optionee's rights under this Agreement shall pass by his or her will or the laws of descent and distribution, but only if and to the extent that he or she was entitled to exercise the Option and any SARs at the date of death and in any case not later than the Expiration Date of the Option.

     Section 10.  Adjustment Provisions.  In the event any stock
     ----------   ---------------------
dividend is declared upon the common stock of the Company or in the event the outstanding shares of common stock of the Company shall be changed into or exchanged for a different number, class or kind of shares of stock or other securities of the Company or of another corporation, whether by reason of a split or combination of shares, recapitalization, reclassification, reorganization, merger, consolidation, or otherwise, an appropriate adjustment shall be made changing, with respect to any portion of the Option and any corresponding SARS remaining unexercised, the number, class or kind of shares of common stock or other securities deliverable upon the exercise of the Option and SARs without change in the total price applicable to the unexercised portion of such Option, but with a corresponding adjustment in the Option Price for each share of common stock or other securities covered by the unexercised portion of such Option and in the Base Price of such corresponding SARs. In the event the company is merged, consolidated or reorganized with another corporation, appropriate provision shall be made for the continuance of the Option and SARs granted hereunder and to prevent their dilution or enlargement compared to the total shares issuable therein in respect of the common stock of the Company. Any such adjustment shall be determined by the Committee, whose determination shall be conclusive and binding on all concerned.

     Section 11.  Method of Exercising Option and SARs.
     ----------   ------------------------------------

          (a)  The Option, as to any Lot of shares described in
     Section 1 above, may be exercised (in whole or in part) at any time permitted pursuant to Section 6 by delivering to the Secretary of the Company on the exercise date:

               (i) a written notice of exercise designating the number of shares to be purchased, signed by Optionee or the person acting under Section 9; and

               (ii) either (A) cash in the full amount of the purchase price of the shares with respect to which the Option is exercised, or (B) certificates, duly endorsed for transfer or accompanied by a stock power, representing shares of common stock of the Company, owned by the Optionee and registered in his or her name, having a Fair Market Value (defined in Section 7) at the time of such exercise and delivery equal to the full amount of the purchase price of the shares with respect to which the Option is exercised, or (C) a combination of (A) and (B).

               (iii) "Cashless exercise" - immediate sale of the option shares through a broker who will pay the Company the Aggregate Option Price upon receipt of the exercise notice, in accordance with Item 6 of the Exercise Form for Non-Qualified Stock Options.

          (b) All or any number of SARs specified in Section 1 as having been granted in connection with any Lot may be exercised at any time permitted pursuant to Section 6 by delivering to the Secretary of the Company on the exercise date a written notice of exercise designating the number of SARs being exercised, signed by the Optionee or the person acting under Section 9.

          (c) The date of delivery and the date of exercise shall be the date the written notice actually is received by the Secretary, regardless of the means of delivery.

     Section 12.  Withholding Taxes and Election.  When the Option or
     ----------   ------------------------------
any SAR is exercised, the Optionee shall pay to the Company promptly after the Valuation Date (defined below), in cash, the amount of any Withholding Taxes (defined below) which the Company is required to withhold, unless, subject to the conditions set forth below, the Optionee files with the company a Withholding Election (defined below). Subject to the Committee's right of disapproval provided below, if the Optionee files a Withholding Election, then in connection with the exercise of the Option or any SAR to which the Election relates the Company shall withhold from the Optionee shares of the Company's common stock having a Fair Market Value on the Valuation Date equal to the amount of Withholding Taxes due, and shall pay to the appropriate taxing authorities cash equal to such Withholding Taxes; provided, however, that in the case of an Optionee who is a Reporting Person on the exercise date and who exercises an out-of-the-money Option not necessary to comply with the sequential exercise provisions of the Code as in effect at the time of grant and who does not make a valid unrevoked election pursuant to Section 83(b) of the Code relating to such exercise, the Company shall deliver shares pursuant to such exercise subject to the Optionee's unconditional obligation to deliver back to the Company within three business days after the Valuation Date an amount of such shares having a Fair Market Value on the Valuation Date equal to the amount of Withholding Taxes due. An Optionee who is not a Reporting Person may file a Withholding Election at any time on or before the Valuation Date. Any filing of a Withholding Election by a Reporting Person shall be subject to each of the following conditions:

          (a) The Committee may consent to or disapprove the Election in its sole discretion at any time after the Election is filed.

          (b)  The Election is null and void unless filed:

               (1) after the first six months from the date of grant of the Option or SAR (except that this limitation shall not apply in the event of the death or disability of the Optionee), and

               (2) either within a Window Period to be effective as to an exercise or surrender during such Window Period, or at least six months before the Valuation Date as to which it shall be effective, and

               (3)  on or before the Valuation Date.

     If fractional shares are involved in connection with the withholding or delivery back of shares, such fractional shares shall be settled in cash as the Committee by rule or practice may require. As used in this Section 12:

          "Withholding Election" means a written irrevocable election by the Optionee providing for the withholding or delivery back of shares of stock pursuant to this Section 12 in consideration of the Company's payment of Withholding Taxes. A form of Withholding Election is attached to this Agreement.

          "Withholding Taxes" means the total amount of Federal and state income taxes which the Company is required to withhold on account of the exercise by an Optionee of a Non-Qualified Stock Option or SAR.

          "Valuation Date" means the date as of which the stock is valued for the purposes of determining the Withholding Taxes, which is either the exercise date of the relevant Option or SAR or, in the case of a Reporting Person exercising an out-of-the money Option not necessary to comply with the sequential exercise provisions of the Code as in effect at the time of grant and failing to make an election pursuant to Section 83 of the Code, the day before the date which is six months after the exercise date.

     Section 13.  General Provisions.  The Company shall not be
     ----------   ------------------
required to issue or deliver any certificates for shares of common stock pursuant to any exercise of the Option or any SARs prior to

          (a) if requested by the Company, the filing with the Company by the Optionee or the Optionee's Post-Death Representative of a representation in writing that at the time of such exercise it is his or her then present intention to acquire the shares of Stock being purchased for investment and not for resale, and/or the completion of any registration or other qualification of such shares of Stock under any state or Federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable, and

          (b) the listing, or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange or such other securities exchange as may at the time be the principal market for the common stock of the Company, and

          (c) the obtaining of any other consent, approval or permit from any state or Federal governmental agency which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

     It is understood that any such investment representation made pursuant to subsection (a) of this Section 13 shall become inoperative upon the effective date of any registration and/or qualification made pursuant to said subsection (a).

     Section 14.  Limitation of Rights in Stock Covered by Option or
     ----------   --------------------------------------------------
SARs.  Neither Optionee, nor a Permissible Transferee nor a Post-
- ----
Death Representative, as the case may be, shall have any of the rights of a shareholder with respect to shares covered by the Option or SARs (if any) until shares are issued to him, her or them upon exercise of the Option or SARs.

     Section 15.  Non-Transferability.  The Option shall not be
     ----------   -------------------
transferable by Optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order, or to a Permissible Transferee, and may be exercised, during his or her lifetime, only by Optionee or by a Permissible Transferee. Any SARs granted pursuant to this Agreement shall be transferable only with the Options. No SAR may be detached from the Option. In the event of Optionee's death, a Permissible Transferee or the Post-Death Representative, as applicable, may exercise this Option.

     Section 16.  Interpretation.  It is intended that the Option in
     ----------   --------------
all respects shall be subject to and governed by the provisions of the Plan and that it shall fail to meet the requirements of the "incentive stock option" provisions of the Code presently embodied in
Section 422 thereof. This Agreement in all respects shall be so interpreted and construed as to be consistent with this intention.

     Section 17.  Accelerated Exercise of Options.  Notwithstanding
     ----------   -------------------------------
the provisions of Sections 1 and 6: pursuant to Section 7 of the Plan, the Committee may accelerate the date or dates of exercisability of the Option; in addition, if any of the events described in Section 17 of the Plan (relating to certain defined "Non-Approved Takeovers" of the Company) shall occur, the date or dates of exercisability of the Option may be accelerated in accordance with Section 17 of the Plan.

     Section 18.  Grant May be Conditioned Upon Shareholder Action.
     ----------   ------------------------------------------------
Optionee acknowledges that if "YES" is marked in Section 1, then certain amendments to the Plan have been adopted by the Board on or before the Grant Date which, directly or indirectly, are material to this Agreement and the Option, and which are subject to shareholder approval which as of the Grant Date has not been obtained.

     Accordingly, if "YES" is marked in Section 1, the Option, any SAR, and all of the Optionee's rights hereunder shall be conditioned upon the ratification and approval of such amendments to the Plan by the Company's shareholders on or before the Action Date indicated in
Section 1, which is the date by which shareholder action must be taken; if such ratification and approval is not obtained on or before the Action Date, the Option and this Agreement shall be void. In addition, notwithstanding the provisions of Sections 1, 6, and 17 relating to the time of exercisability, if "YES" is marked in Section 1 the Option may not be exercised before such ratification and approval is obtained.

     For the purposes of this Section and Section 1, a failure to mark "YES" and specify an Action Date is equivalent to marking "NO". If "YES" is marked but no Action Date is specified, the Action Date shall be presumed to be one year from the Grant Date unless the parties later agree otherwise.